Exhibit 99.1

Therma-Wave Announces Agreement to Sell Integrated Metrology Module; TEL Acquires Therma-Wave CCD-i Metrology Module Product

FREMONT, Calif.—(BUSINESS WIRE)—July 1, 2005—Therma-Wave, Inc. (Nasdaq:TWAV), a worldwide leader in the development, manufacture and sale of process control metrology systems used in the manufacture of semiconductors, today announced the Company has entered into an agreement for the acquisition of Therma-Wave’s Compact Critical Dimension-integrated (CCD-i) product by Tokyo Electron Limited (TEL), in a cash transaction valued at approximately $9.95 million. The transaction is expected to close on July 1, 2005.

This transaction includes the transfer of certain tangible assets, intellectual property and personnel related to the applications, support and manufacturing of the CCD-i product line to TEL. Therma-Wave is supplying CCD-i systems to TEL through the end of the first quarter of fiscal year 2006, ending July 1, 2005. As a result of this transaction, Therma-Wave will remove $5.65 million in previously received orders from TEL for CCD-i products and services from the Company’s backlog. These orders were expected to be shipped to TEL during the remainder of the current fiscal year.

“Therma-Wave and TEL have worked together over the last several years to increase customer acceptance for the CCD-i product for Optical Digital Profilometry (ODP) applications. By selling the CCD-i product to TEL, we will realize an immediate return on our investment in integrated metrology for track and lithography applications, receive an infusion of cash and further focus our resources on the next generation process control metrology systems,” commented Boris Lipkin, President and Chief Executive Officer of Therma-Wave.

“The acquisition of Therma-Wave’s CCD-i metrology module provides a market proven and highly complementary offering to our current portfolio of semiconductor production equipment while improving TEL’s ability to continuously support the needs of our integrated metrology customers worldwide,” stated Hikaru Ito, Vice President and General Manager of TEL’s Clean Track Business Unit.

About TEL

TEL, established in 1963, is a leading supplier of innovative semiconductor and flat panel display (FPD) production equipment worldwide. In Japan, TEL also distributes computer network related products and electronic components of global leading suppliers. To support this diverse product base, TEL is strategically located around the world. TEL is a publicly held company listed on the Tokyo Stock Exchange. www.tel.com

About Therma-Wave, Inc.

Since 1982, Therma-Wave, Inc., has been revolutionizing process control metrology systems through innovative proprietary products and technologies. The company is a worldwide leader in the development, manufacture, marketing and service of process control metrology systems used in the manufacture of semiconductors. Therma-Wave currently offers leading-edge products to the semiconductor manufacturing industry for the measurement of transparent and semi-transparent thin films; for the measurement of critical dimensions and profile of IC features; for the monitoring of ion implantation; and for the integration of metrology into semiconductor processing systems. For further information about Therma-Wave, Inc., access the web site at www.thermawave.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the expected closing of the transaction described in this press release and the timing of such closing, and the focusing of resources on future design efforts relating to next generation process control metrology systems. Factors that could cause actual results to differ materially from the forward-looking statements include various conditions to closing and other provisions set forth in the definitive agreement governing the transaction described in this press release, our ability to protect our intellectual property, our ability to access additional capital in the future, our ability to develop new and advanced products in the future, our ability to attract and retain key personnel, our ability to receive supplies from single source suppliers, and business decisions by third parties, including TEL, that are out of our control. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the “Factors Affecting Future Results” section of our Annual Report on Form 10-K for the fiscal year ended April 3, 2005, all subsequent current reports on Form 8-K and our prior press releases. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no duty to update these forward-looking statements.

CONTACT: Therma-Wave, Inc.
Joe Passarello, 510-668-2200
jpassarello@thermawave.com

SOURCE: Therma-Wave, Inc.